Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report of Farmers Capital Bank Corporation on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies in his capacity as officer of Farmers Capital Bank Corporation, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 7, 2015	/s/ Lloyd C. Hillard, Jr.
Lloyd C. Hillard, Jr.
President and CEO

Date:	August 7, 2015	/s/ Mark A. Hampton
Mark A. Hampton
Executive Vice President, CFO, and Secretary

A signed original of this written statement required by Section 906 has been provided to Farmers Capital Bank Corporation and will be retained by Farmers Capital Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.